UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 28, 2012

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 28, 2012, Global Axcess Corp., a Nevada corporation (the “Company”), and certain affiliates of the Company, entered into an amendment (the “Amendment”) relating to several existing credit facilities with Fifth Third Bank (“Fifth Third”). The Amendment relates to facilities entered into in connection with:

1. That certain Loan and Security Agreement, as amended (the “Loan and Security Agreement”) and corresponding $5.0 million term note and $2.0 million inventory draw note that were entered into and issued by the Company to Fifth Third on June 18, 2010, and several draw loans that were extended to the Company in 2011 pursuant thereto. The Loan and Security Agreement was previously amended by the first amendment, entered into December 17, 2010, the second amendment entered into January 4, 2012, the third amendment entered into May 10, 2012, the fourth amendment entered into May 31, 2012, the fifth amendment entered into June 30, 2012 and the sixth amendment entered into August 13, 2012.

2. That certain 2011-A Loan and Security Agreement, as amended (the “A-Loan”), dated as of September 28, 2011 (providing a $960,000 draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

3. That certain 2011-B Loan and Security Agreement, as amended, (the “B-Loan”), dated as of November 23, 2011 (providing a $1.0 million draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

4. That certain 2011-C Loan and Security Agreement, as amended (the “C-Loan”, and, collectively with the Loan and Security Agreement, the A-Loan and the B-Loan, the “Loan Agreements”), dated as of December 29, 2011 (providing a $3.0 million draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

5. That certain Master Equipment Lease Agreement (the “Lease Agreement”), dated June 18, 2010, and certain related specified loans on various equipments schedules extended to the Company thereunder in 2011 and 2012.

The Amendment operates as an omnibus amendment to certain terms contained in the Loan Agreements and the Lease Agreement, in exchange for certain agreements and representations made by the Company.

Loan Agreements

Under the Amendment, certain specified draw loans are amended to forego principal payments until maturity or acceleration, or such other date that all other amounts of obligations are to be paid in full. This concession by Fifth Third is only operative, however, if the Company receives not less than $1.5 million in the form of an equity contribution on or before October 31, 2012. In connection with this required equity infusion, the Company must prepare preliminary offering materials (and a methodology of distribution of such offering materials) by October 22, 2012—which will facilitate the generation of interest in the capital raise and/or the exploration of strategic alternatives of the Company.

The Amendment also calls for the Company to deliver, between October 31, 2012 and November 30, 2012, term sheets and related materials and evidences of commitments, in form and substance acceptable to Fifth Third, related to a refinancing of all of the specified outstanding obligations under the Loan Agreements, and to close such a refinancing no later than December 31, 2012. In the event that the Company fails to comply with any of the specified conditions related to these covenants, Fifth Third may trigger certain sale covenants (detailed on Exhibit D attached to the Amendment) and compel sales of the Company’s assets.

With respect to certain specific draw loans under the Loan Agreements, the interest rates are also adjusted in the Amendment based on specified metrics. In addition, the Amendment calls for a special additional rate of interest (at a rate of three and one half percent (3.5%) per annum) to be added to each of the outstanding specified loans, and added to the outstanding principal amount of each loan on the first day of each calendar month (defined in the Amendment as the “PIK Interest”). Each of the Loan Agreements is also amended to state that the default interest rate shall be effective automatically upon the occurrence of any event of default, without any further action being necessary.

The Amendment also requires the Company to comply with certain cash flow and budget forecast covenants. Specifically, the Company must deliver cash flow forecasts and reconciliations (and explanations of material variances) to Fifth Third on a weekly basis. Pursuant to these covenants, the Company must also (i) generate cash receipts in an amount equal to at least ninety percent (90%) of the aggregate amount set forth in the weekly budget projections (with a reference period beginning on September 10, 2012), and (ii) make aggregate cash disbursements no greater than ten percent (10%) more than the amount set in the weekly budget projections (with a reference period beginning on September 10, 2012). Furthermore, any proceeds collected by the Company based on enumerated collateral (including proceeds from the equity raise described above), must only be used for the purposes specified in the Company’s provided budget.

The following additional commitments were also made by the Company in connection with the Amendment:

•	With respect to all covered obligations of the Company to Fifth Third, the Company must present term sheets (with investors or other lenders) for refinancing such obligations by October 31, 2012, binding commitments to such refinancing by November 30, 2012 and have closed such refinancing by December 31, 2012.

•	With respect to a specified draw loan, the Company committed to pay the outstanding principal and interest ($68,690.03) and the PIK Interest on such loan, by November 2, 2012.

•	The Company’s subsidiary—Insta Video, Inc., a Nevada corporation—must guarantee the obligations of the Company under the Loan Agreements and its performance under the Agreement, and grant a security interest in its assets.

•	The Company must secure first priority for Fifth Third on the titles of all certificated motor vehicles owned by the Company.

•	The Company must deliver an executed Trademark Security Agreement to Fifth Third.

•	The Company must deliver certain waivers of its landlords related to its leased locations.

•	The Company must provide requested information to Fifth Third on a specified piece of pending litigation involving the Company.

The Amendment also requires the Company to retain a consulting firm, who will monitor and report to Fifth Third on several aspects of the Company’s business and financial condition (an extension and reiteration of the requirement put in place by amendment of the Loan Agreements effective August 13, 2012). In addition, on or before September 28, 2012, the Company was required to engage an investment banker acceptable to Fifth Third, in connection with such strategic alternatives as the consultant or the Company may propose which are acceptable to Fifth Third (also an extension and reiteration of the requirement put in place by the August 13, 2012 amendment). The Company was already engaged in the process of identifying and retaining an investment banker prior to the requirements contained in the Amendment and the August 13, 2012 amendment, and on September 28, 2012, the Company engaged a mutually satisfactory investment banking firm thus fulfilling this contractual commitment.

The Company is also restricted, by the terms of the Amendment from making or paying certain distributions or dividends, advances, loans, redemptions, prepayments, management fees, or other specified payments or set-asides.

In consideration of the foregoing waivers and amendments, the Company will be required to pay an amendment fee of $150,000, on the earlier of the date that all other amounts of obligations are to be paid in full, or December 31, 2012. In addition, Fifth Third agreesthat it will extend the deadline for receipt of the $100,000 waiver fee that was due and payable by the Company, in connection with the amendment of the Loan Agreements dated August 13, 2012, until the earlier of the date that all other amounts of obligations are to be paid in full, or December 31, 2012.

Lease Agreement

The Amendment also amends specified draws related to the Lease Agreement. The draws that are impacted are the Master Equipment Lease Agreement and Equipment Schedule No. 1, and Master Equipment Lease Agreement and Equipment Schedule No. 2 (collectively, the “Equipment Schedules”).

The Amendment amends the amortization schedules of rental payments on the Equipment Schedules during certain specified periods, and provides for smaller payments in the short-term and larger payments at the end of the lease periods. Each of the amortization schedules contained in the Equipment Schedules is amended, in the first instance, as specified on Exhibits A1 and B1 of the Amendment. If, however, the Company successfully closes the required equity financing described above by October 31, 2012, then the amortization schedules in each of the Equipment Schedules will be amended as specified in Exhibits A2 and B2 of the Amendment, respectively (which provide for amortization terms that are more favorable to the Company).

As a condition to Fifth Third’s entry into the Agreement, the Company’s subsidiary—EFT Integration, Inc., a Florida corporation—must also grant a security interest in its assets for the guarantee of the Company’s performance under the Lease Agreement.

Except as modified by the Amendment, the terms of the Lease Agreement and each of the Equipment Schedules, as amended, remain in full force and effect.

The foregoing description of the Amendment, including all exhibits attached thereto, is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed herewith as Exhibit 4.1.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment to four Loan and Security Agreements and one Master Equipment Lease Agreement, dated September 28, 2012, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: October 4, 2012	By:	/s/ Michael J. Loiacono
Name: Michael J. Loiacono
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Amendment to four Loan and Security Agreements and one Master Equipment Lease Agreement, dated September 28, 2012, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.